FONAR CORPORATION

Fonar MRI news @ aol . com                                   The  MRI Specialist
For    Immediate   Release                                   An ISO 9001 Company

Contact:    Daniel Culver,                                   110  Marcus   Drive
Director of Communications                                   Melville, NY  11742
David Terry,    Exec. V.P.                                   Tel:   631/694-2929
Email: invest @ fonar. com                                   Fax:   631/390-9540

Contact:       Kathy Price                                   Tel212/983-1702x212
The  Anne McBride  Company                                   www.AnneMcBride.com
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         FONAR ANNOUNCES FISCAL 2005 3RD QUARTER AND NINE MONTHS RESULTS
                     Revenues Increase 30% to $25.3 Million
              First Nine Months Revenues Increase 58% to $79.9 Mil.

MELVILLE, NEW YORK, May 11, 2005 - FONAR Corporation (NASDAQ-FONR), The MRI Specialist(TM), today announced financial results for the third quarter and first nine months of fiscal 2005, which ended March 31, 2005.

Q3 Fiscal 2005 Financial Highlights

o    Total Revenues increased 31% to $25.3 million

o Revenues attributable to the medical equipment (MRI) segment increased 43% to $19.4 million

o Upright(TM) MRI sales were $17.2 million, representing 89% of medical equipment sales

o    Service and repair revenues rose 85% to $1.6 million

o    HMCA revenues rose modestly to $5.9 million

o    Net loss was  $480,000  compared to a net loss of $1.5 million in Q3 Fiscal
     2004

o    Basic and diluted loss per share was less than $0.01

Nine Months Fiscal 2005 Financial Highlights

o    Total Revenues increased 58% to $79.9 million

o Revenues attributable to the medical equipment (MRI) segment increased 89% to $62.3 million

o MRI product sales were $56.5 million, representing 91% of medical equipment segment sales

o    Service and repair revenues rose 76% to $4.0 million

o    HMCA revenues remained constant at $17.6 million

o Net income was $1.4 million compared to a net loss of $8.0 million for the first nine months of fiscal 2004

o    Basic and diluted EPS was $0.01

Management Commentary

"We are pleased to once again achieve year-over-year top line growth this quarter," said David B. Terry, Senior Vice President of FONAR. "A primary reason for the loss this quarter was related to expenses incurred in our medical equipment segment related to marketing and customer relations programs, such as trade shows, increased commissions, and our 2nd Annual Upright(TM) Imaging Technologist Workshop & Marketers/Owners Meeting. There was also the defense and settlement of certain litigation involving a customer's sub-contractor related incident. In addition, there were professional fees related to Sarbanes-Oxley
Section 404 compliance. Even so, our revolutionary technology and ability to meet the special needs of physicians and surgeons continues to command market demand and translate into sales for the Upright(TM) MRI.

Mr. Terry concluded, "We have made progress increasing shareholder value. We plan to continue building a strong business and increasing shareholder value. All at FONAR remain focused on increasing our pace of new sales and installations and aggressively marketing to customers, while continuing to upgrade and streamline our operations."

Q3 Fiscal 2005 Financial Results

Revenues for the third quarter of fiscal 2005 increased 31% to $25.3 million, compared to $19.4 million in the third quarter of fiscal 2004. Overall revenues attributable to the medical equipment (MRI) segment increased 43% in the third quarter to $19.4 million compared to $13.6 million in the same quarter of last year. This growth is primarily the result of increased scanner sales revenues for the FONAR Upright(TM) MRI, which rose 40% to $17.2 million in the third quarter of fiscal 2005 from $12.1 million in the third quarter of fiscal 2004.

Service and repair revenues were $1.6 million in the third quarter of fiscal 2005 compared to $846,000 in the third quarter of fiscal 2004, an increase of 89%. The increase in service and repair revenues is primarily attributable to warranty expirations and service contract agreements for Upright(TM) MRI machines installed last year. License fees and royalties remained constant at $585,000.

Revenues attributable to FONAR's physician and diagnostic services management segment (HMCA) rose modestly to $5.9 million in the third quarter of fiscal 2005, compared to $5.7 million in the third quarter of fiscal 2004.

Net loss for the third quarter of fiscal 2005 was $480,000, or less than $0.01 per share (basic and diluted), compared to a net loss of $1.5 million, or $0.02 loss per share (basic and diluted), for the same period of last year.

Costs related to product sales were $11.0 million in the third quarter of fiscal 2005 compared to $7.7 million in the same quarter of last year. Costs related to providing service were $1.4 million in the third quarter of fiscal 2005 compared to $1.0 million in the third quarter of fiscal 2004. Costs related to HMCA rose slightly to $3.7 million in the third quarter of 2005 compared to $3.6 million in the same quarter of last year.

As of March 31, 2005, FONAR had $16.9 million in cash and cash equivalents and marketable securities, as compared to $20.6 million as of June 30, 2004.

To see a chart illustrating FONAR revenue and net income/(loss) trends for the last five quarters, please visit http://www.fonar.com/news/110904.htm

Additional Q3 Fiscal 2005 Operating Highlights

o Gross profit margin for the medical equipment segment rose to 36.2%, compared to 35.9% in the third quarter of 2004

o HMCA segment experienced operating income of $135,000 compared to an operating loss of $457,000 in the third quarter of fiscal 2004

o SG&A expenses rose 14% to $6.8 million in the third quarter of fiscal 2005, reflecting increased marketing efforts, trade show expenses and the 2nd Annual Upright(TM) Imaging Technologist Workshop & Marketers/Owners Meeting


Third Quarter Fiscal 2005 Company Highlights

o Sales of the Upright(TM)MRI rose to 110 as of March 31, 2005; installed scanners totaled 81

o Announced sale and installation to Up & Open Imaging of Dallas as 30% of all FONAR Upright MRI customers are repeat buyers

o Exhibited at the 2005 Annual Meeting of the American Academy of Orthopaedic Surgeons in Washington, DC

o Presented to institutional investor audience at The Wall Street Analyst Forum in New York City

o Ranked #17 on the Deloitte & Touche USA LLP's prestigious Technology Fast 50 Program for Long Island

o    Hosted   2nd   Annual   Upright(TM)   Imaging   Technologist   Workshop   &
     Marketers/Owners Meeting

o Announced sale and installation of Upright(TM) MRI to Upright Imaging of Westchester in Yonkers, NY; Mayor of the City of Yonkers attends grand opening and ribbon cutting ceremony

o Announced installation of first Upright(TM) MRI in state of Alabama at Medica Stand-Up MRI of Birmingham; this facility is the 2nd Medica facility to use FONAR's Upright(TM) MRI technology

o Announced sales of an Upright(TM) MRI to Victoria MRI, LTD of Victoria, TX, and Next Generation MRI of Columbia, MD

o Announced the sale and installation of an Upright(TM) MRI to Great Neck Stand-Up MRI in Long Island, NY


Nine Months Fiscal 2005 Financial

Revenues for the first nine months of fiscal 2005 increased 58% to $79.9 million compared to $50.5 million in the first nine months of fiscal 2004. Overall revenues attributable to the medical equipment (MRI) segment were $62.3 million, an 89% increase over the $33.0 million medical equipment segment revenues reported in the comparable period of last year. The growth is primarily the result of increased scanner sales revenues for the FONAR Upright(TM) MRI, which nearly doubled to $55.4 million from $28.6 million in the first nine months of fiscal 2004.

Service and repair revenues improved in the first nine months of 2005, rising 76% to $4.0 million compared to $2.3 million in the first nine months of fiscal 2004. Again, this increase is the result of warranty expirations and new service contract agreements for Upright(TM) MRI machines installed last year.

Revenues attributable to FONAR's physician and diagnostic services management segment (HMCA) were $17.6 million, unchanged from the first nine months of fiscal 2004.

Net income for the first nine months of fiscal 2005 was $1.4 million, or $0.01 per share (basic and diluted), compared to a net loss of $8.0 million, or $0.09 loss per share (basic and diluted), for the same period of last year. The Company's success in achieving profitability in the first nine months of fiscal 2005 is primarily due to the increase in product sales, revenues and the maintenance of healthy gross profit margins on product sales.

Costs related to product sales doubled in the first nine months of fiscal 2005 to $35.7 million compared to $17.8 million in the comparable period of the prior year. Costs related to providing service increased 30% to $3.8 million in the first nine months of fiscal 2005 compared to $2.9 million in the same period of last year. Costs related to HMCA increased slightly to $10.9 million in the first nine months of fiscal 2005, compared to $10.8 million in the first nine months of fiscal 2004.

Conference Call

FONAR will host a conference call with investors and analysts at 11:00 a.m. ET on May 11 to discuss third quarter of fiscal 2005 results and the Company's outlook. To access the live conference call, please dial +1-877-270-4109 (toll-free) or +1-706-679-0560 (internationally) at least 10 minutes prior to the call. A replay of the call will be available through May 18. To access the replay, please dial +1-800-642-1687 (toll-free) or +1-706-645-9291
(internationally) and enter access code 6193769. For the most current information regarding the conference call, please visit the FONAR web site at: http://www.fonar.com/conference_calls.htm.

About FONAR

FONAR was incorporated in 1978, making it the first, oldest and most experienced MRI manufacturer in the industry. FONAR introduced the world's first commercial MRI in 1980, and went public in 1981. Since its inception, we have installed nearly 300 MRI scanners worldwide. FONAR's stellar product line includes the Upright(TM) MRI (also known as the Stand-Up(TM) MRI), the only whole-body MRI that performs Position(TM) imaging (pMRI(TM)) and scans patients in numerous weight-bearing positions, i.e. standing, sitting, in flexion and extension, as well as the conventional lie-down position. The FONAR Upright(TM) MRI often sees the patient's problem that other scanners cannot because they are lie-down only. With over 100,000 patients scanned, the patient-friendly Upright(TM) MRI has a near zero claustrophobic rejection rate by patients. As a FONAR customer states, "If the patient is claustrophobic in this scanner, they'll be claustrophobic in my parking lot." Approximately 85% of patients are scanned sitting while they watch a 42" flat screen TV. Our latest MRI scanner is the FONAR 360(TM), a room-size recumbent scanner that optimizes openness while facilitating physician access to the patient. FONAR is headquartered on Long Island, New York, and has approximately 500 employees.

                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                    For the Three Months Ended        For the Nine Months Ended
                           March 30,                        March 30
                     2005             2004           2005               2004
                    --------         --------      --------         ----------
Revenues            $25,330           $19,353       $79,897            $50,344
Net Income (Loss)     $(480)          $(1,484)       $1,447            $(7,957)
Basic & Diluted
Earnings (Loss)
Per Common Share    $   -             $( .02)       $  $.01             $( .09)
--------------------------------------------------------------------------------

             MRI Specialist, Stand-Up, Upright, Position, PMRI and
              The Proof is in the Picture are trademarks of FONAR.

Be sure to visit FONAR's Web site for Company product and investor information:
                                  www.fonar.com

                                       ###

This release may include forward-looking statements from the company that may or may not materialize. Additional information on factors that could potentially affect the company's financial results may be found in the company filings with the Securities and Exchange Commission.